EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Zoe’s Kitchen, Inc. of our report dated February 25, 2016 relating to the financial statements, which appears in Zoe’s Kitchen, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 25, 2017.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
June 25, 2018